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                                                                    Exhibit 10-7









                           MANAGEMENT CASH BONUS PLAN









                                          [logo] LEXINGTON PRECISION CORPORATION
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                                    CONTENTS


1.   Purpose of the Plan.

2.   Who Will Participate in the Plan.

3.   Plan Year.

4.   Grouping of Participants.

5.   Setting of Target Bonus Percentage.

6.   Authorization Form.

7.   Notification of Participants.

8.   Setting of Targets.

9.   Calculating the Percentage of Target Bonus Earned.

10.  Timing of Bonus Payments.

11.  Bonus Payments to Participants Who Retire or Die.

12.  Withholding of Taxes.

13.  Certain Conditions.





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This document is for the use of employees of Lexington Precision Corporation and is not to be distributed externally.

(C)2002 Lexington Precision Corporation                            June 12, 2002
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                           MANAGEMENT CASH BONUS PLAN


1.       PURPOSE OF THE PLAN.

         The Management Cash Bonus Plan is designed to provide meaningful incentive, on an annual basis, for officers and key employees of Lexington Precision to increase the profitability of the company.

2.       WHO WILL PARTICIPATE

         A "PARTICIPANT" shall mean an individual who (a) has been selected to participate in the Management Cash Bonus Plan for any plan year by the president of Lexington Precision and, in the case of a divisional employee, the president of the division and (b) is a full-time, salaried, exempt employee of the company on the last day of that plan year (except as specifically provided in Section 11).

3.       PLAN YEAR

         The "PLAN YEAR" shall mean the calendar year.

4.       GROUPING OF PARTICIPANTS.

         A "BONUS GROUP" shall mean a group of Participants who are part of an operating team, typically at the corporate office or at a division. The Bonus Group will be designated by the president of Lexington Precision. The Participants in each Bonus Group for any plan year, will, in the case of corporate office employees, be designated by the president of Lexington Precision and, in the case of divisional employees, by the president of the division, subject to the approval of the president of Lexington Precision.

5.       SETTING OF TARGET BONUS PERCENTAGE.

         The "TARGET BONUS" for each Participant shall mean the amount calculated by multiplying (a) that Participant's aggregate base-salary received during the plan year by (b) that Participant's "TARGET BONUS PERCENTAGE." Each Participant's Target Bonus Percentage for any plan year will be set, in the case of corporate office employees, by the president of Lexington Precision and, in the case of a divisional employee, by the president of the division, subject to the approval of the president of Lexington Precision. The Target Bonus Percentage for the president of each division will be set by the president of Lexington Precision. The Target Bonus Percentage for the President and Chairman of the Board of Lexington Precision will be set by the Board of Directors.

         A Participant's bonus will always be based upon the aggregate base-salary received during the year, rather than the base-salary level at any particular point during the year (i.e., when calculating bonuses for Participants who received salary increases during the year, for Participants who are hired during the year, or for Participants who retire or die during the year).

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         The Target Bonus Percentage levels may vary for each Bonus Group.
         However, as a general guideline, the Target Bonus Percentage levels which would typically be assigned to various categories of employees are set forth below:

                                                                    TARGET BONUS
                             POSITION                                PERCENTAGE
                             --------                               ------------

         Chairman of the Board, Corporate President                        50%
         Divisional Presidents, Senior Corporate Officers               25-30%
         Department Heads, Plant Managers, Account Executives,
           Junior Corporate Officers                                    15-20%
         Other key employees                                             5-15%

         When setting the Target Bonus Percentage for a Participant, factors other than the individual's title or position will be considered, including the degree to which the individual participates in management of his or her operating unit and the importance of the individual to the operating unit's operations.

         If a Participant moves to a higher Target Bonus Percentage level during the plan year, that Participant's Target Bonus Percentage will be reset at the higher level for the entire plan year. If a Participant moves to a lower Target Bonus Percentage level during the year, that Participant's Target Bonus Percentage will be reset at the lower level for the entire year.

6.       AUTHORIZATION FORM.

         Attached hereto as EXHIBIT A is the Authorization Form that will be used by the president of Lexington Precision at the beginning of each plan year to designate Bonus Groups, Participants, Target Bonus Percentages, and Pre-Bonus Gross Cash Flow Targets (as defined in
         Section 8 below).

7.       NOTIFICATION OF PARTICIPANTS.

         Attached hereto as EXHIBIT B is the form of memorandum that will be used at the beginning of each plan year to inform employees of their participation in the Plan, their Target Bonus Percentages, and their Target Bonuses.

8.       SETTING OF TARGETS.

         The "PRE-BONUS GROSS CASH FLOW" is the standard against which performance of each Bonus Group will be measured in determining bonuses to be paid under the plan. The Pre-Bonus Gross Cash Flow Target for each Bonus group will be set at the beginning of


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         each plan year by the president of Lexington Precision, after discussion with the division presidents, and will equal one of the following:

          (a)  the Bonus Group's "BUDGETED PRE-BONUS GROSS CASH FLOW."

          (b) an amount higher than the Bonus Group's Budgeted Pre-Bonus Gross Cash Flow if the Budgeted Pre-Bonus Gross Cash Flow is below reasonable performance standards.

          (c) an amount lower than the Bonus Group's Budgeted Pre-Bonus Gross Cash Flow if the Budgeted Pre-Bonus Gross Cash Flow is above reasonable performance standards.

         The "reasonable performance standards" mentioned above will be determined in the discretion of the president of Lexington Precision after considering, among other things, industry performance standards, the historical performance of the operating entity, the amount of capital invested in the operating entity, and the recommendation of the divisional president. The Pre-Bonus Gross Cash Flow Target for all Bonus Groups must be reviewed and approved by the Board of Directors of Lexington Precision.

         As used in this document, "BUDGETED PRE-BONUS GROSS CASH FLOW" means, for any Bonus Group, the sum of (a) the Gross Cash Flow set forth in the annual budget for the operating entity for which the Bonus Group is responsible, plus (b) the accrual for bonuses, if any, in that annual budget relating to the Management Cash Bonus Plan; and "Gross Cash Flow" means earnings before interest, income taxes, depreciation, and amortization expenses determined in accordance with Lexington Precision's standard accounting procedures.

         The Pre-Bonus Gross Cash Flow Target will not be revised during the plan year, except in cases where an acquisition or divestiture of a business completed during the plan year materially affects reported operating results during that plan year.

         If the operating entity for which any Bonus Group is responsible functions primarily as a service center for other divisions of Lexington Precision and, as a result, the prices of its products or services are determined by corporate accounting policy rather than by free market activities, an appropriate target or series of targets will be devised by the president of Lexington Precision after consultation with the division president.

9.       CALCULATING THE PERCENTAGE OF TARGET BONUS EARNED.

         Except as explained below in this Section 9, the percentage of Target Bonus earned by each Participant in a Bonus Group is calculated by multiplying that Participant's Target Bonus by the percentage in the column on the right below, opposite the percentage of


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         the Pre-Bonus Gross Cash Flow Target that was attained by the
         Participant's Bonus Group.


                       PERCENTAGE OF                         PERCENTAGE OF
             PRE-BONUS GROSS CASH FLOW TARGET                TARGET BONUS
                         ATTAINED                               EARNED
             ---------------------------------               -------------
             Less than 90%                                       None
             90% or more, but less than 95%                       33%
             95% or more, but less than 100%                      67%
             100% or more, but less than 105%                    100%
             105% or more, but less than 110%                    120%
             110% or more, but less than 115%                    140%
             115% or more, but less than 120%                    160%
             120% or more, but less than 125%                    180%
             125% or more                                        200% (maximum)

         When a division is not expected to meet acceptable operating performance standards and the Target Pre-Bonus Gross Cash Flow represents a relatively low profit margin, the percentages used in the above table may revised to assure an appropriate level of incentive for a variety of levels of operating performance. Any change in the schedule will be made at the sole discretion of the president of Lexington Precision after consultation with the divisional president. The following is an example of an alternative schedule for an underperforming division:

                       PERCENTAGE OF                         PERCENTAGE OF
                  PRE-BONUS GROSS CASH FLOW                   TARGET BONUS
                      TARGET ATTAINED                            EARNED
             --------------------------------                -------------
             Less than 90%                                        None
             90% or more, but less than 95%                        33%
             95% or more, but less than 100%                       67%
             100% or more, but less than 110%                     100%
             110% or more, but less than 120%                     120%
             120% or more, but less than 130%                     140%
             130% or more, but less than 140%                     160%
             140% or more, but less than 150%                     180%
             150% or more                                         200% (maximum)


10.      TIMING OF BONUS PAYMENTS.

         All bonus payments will be made as soon as practicable after the end of the plan year. Before any bonus payments can be made (a) all necessary accounting and audit work must be completed so that the bonus calculations can be made and (b) the bonus must be approved by a vote of the Board of Directors of Lexington Precision. It is anticipated that bonuses, if any, with respect to any plan year will be paid on or around March 15 of the following calendar year.


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11.      BONUS PAYMENTS TO PARTICIPANTS WHO RETIRE OR DIE.

         Any Participant who retires during the plan year and is aged 62 or older on the date of retirement and the estate of any Participant who dies during the plan year will be paid a bonus (if and to the extend earned), based upon actual earnings of the Participant from the beginning of the plan year through the date of death or retirement. The earned bonus will be paid at the same time at which all other Participants receive their bonuses for that plan year.

12.      WITHHOLDING OF TAXES.

         Bonuses will be subject to income and employment tax withholding as required by applicable law.

13.      CERTAIN CONDITIONS.

         Bonuses and the right to receive bonuses cannot be pledged, assigned, transferred, or used as collateral, voluntarily or involuntarily, by any Participant.

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         All bonuses will be subject to the review and approval of the Board of
         Directors of Lexington Precision. The existence of the Management Cash Bonus Plan will not confer upon any Participant the right to receive a bonus unless and until the bonus is approved by the Board of Directors of Lexington Precision.
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         The Management Cash Bonus Plan and any bonus granted under the
         Management Cash Bonus Plan shall not confer upon any Participant any right with respect to the continuance of employment by Lexington Precision, nor shall they interfere in any way with the right of Lexington Precision to terminate a Participant's employment at any time.
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         The Management Cash Bonus Plan may be revised, modified, or terminated in any way, for any reason, and at any time at the sole discretion of the Board of Directors of Lexington Precision by vote of majority of the Board of Directors at any regular or special meeting.
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         Revised and approved by the
         Board of Directors of
         Lexington Precision Corporation
         on June 12, 2002


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